Exhibit 99.1

Protalix BioTherapeutics Issues 2023 Letter to Stockholders

CARMIEL, Israel, January 3, 2023 /PRNewswire/Protalix BioTherapeutics, Inc. (NYSE American:PLX) (TASE:PLX), a biopharmaceutical company focused on the development, production and commercialization of recombinant therapeutic proteins produced by its proprietary ProCellEx® plant cell based protein expression system, today announced the following letter from its President and Chief Executive Officer, Dror Bashan, to its stockholders and the investment community.

January 3, 2023

Dear Protalix Shareholders,

2022 was a strong year for Protalix, and I would like to take a moment to reflect on the significant progress we have made. Together with our development and commercialization partner, Chiesi, we executed on key regulatory milestones with the submission of marketing authorization applications in the United States and the European Union for PRX-102 for the treatment of adult patients with Fabry disease, bringing us one step closer to the potential approval and commercialization of this important treatment option. I continue to be immensely grateful to our team and our partners for their steadfast dedication to bringing PRX-102 to patients. I am proud of our accomplishments in 2022, highlighted below, and look forward to continued success in 2023 as we continue to work towards meaningful, value-adding milestones and transformational catalysts.

Regulatory Advancements

Together with Chiesi, we submitted a Marketing Authorization Application (MAA) to the European Medicines Agency (EMA) in February 2022. As you know, our PRX-102 phase III clinical program consists of extensive data from three phase III clinical trials, the BRIDGE study which analyzed 1 mg/kg of PRX-102 every two weeks dosing, the BRIGHT study which analyzed 2 mg/kg of PRX-102 every four weeks dosing and the BALANCE study which analyzed 1 mg/kg of PRX-102 every two weeks dosing. The MAA includes final data from our BALANCE, BRIDGE and BRIGHT clinical trials; and final data from our phase I/II clinical trial generated from naïve/untreated patients including the related extension study using 1 mg/kg of PRX-102 every two weeks dosing. The EMA is currently reviewing the PRX-102 MAA, and interactions with the EMA are ongoing.

In addition, we, together with Chiesi, resubmitted a Biologics License Application (BLA) to the U.S. Food and Drug Administration (FDA) in November 2022. The FDA accepted the submission for review and set an action date of May 9, 2023 under the Prescription Drug User Fee Act (PDUFA). The BLA resubmission includes a comprehensive set of clinical and manufacturing data, identical to the one submitted to the EMA, which was compiled from studies that involved more than 140 Fabry disease patients with up to five years of follow up, including all three completed studies in the PRX-102 phase III clinical program,. The BLA resubmission also includes safety data compiled from our ongoing phase III extension studies of PRX-102. If PRX-102 is approved by the FDA, Protalix will be eligible to receive a milestone payment from Chiesi.

Clinical Advancements

With the successful readouts of our BRIGHT and BALANCE studies in 2022, we concluded our phase III clinical program which supported our regulatory submissions to the FDA and EMA as mentioned above. Final results of the data generated in the BALANCE study, completed in July 2022, demonstrated that PRX-102 was statistically non-inferior to agalsidase beta, measured by estimated glomerular filtration rate (eGFR) slope. Similarly, final results from the BRIGHT study were announced in March 2022 and demonstrated stable disease with PRX-102 treatment as measured by eGFR slope and plasma lyso-Gb3. Results from both studies showed a favorable tolerability profile for PRX-102, which is consistent with results from our prior trials.

We are also progressing with our clinical development program for PRX-115, our plant cell-expressed recombinant PEGylated uricase (urate oxidase) – a chemically-modified enzyme under development for the potential treatment of severe gout. Gout is the most common inflammatory arthritis in the United States, affecting an estimated 9.2 million adults. Expressed using ProCellEx®, our proprietary plant cell-based protein expression system, PRX-115 is an optimized recombinant uricase enzyme that we are designing to lower uric acid levels while having low immunogenicity and increased half-life in the circulation. Pre-clinical data demonstrates stable PK profile and long half-life, low immunogenic risk and high specific activity, supporting the potential of PRX-115 to be a safe and effective treatment for severe gout. Preliminary results of the first stage of one-month multiple dosing toxicity studies of PRX-115 in two species show no indication of safety concerns, and our current development plan goal is to initiate a phase I clinical trial in the first quarter of 2023.

Looking Forward

I am excited about our accomplishments in 2022 and look forward to what the future holds as we navigate the company through 2023 and beyond. We believe PRX-102, if approved, has the potential to meaningfully improve the quality of life for many Fabry patients and their families and, together with Chiesi, we are preparing for the anticipated commercial launch. Fabry disease represents a tremendous opportunity in a multi-billion dollar market ready for a potentially better treatment option. We are also making progress with PRX-115 and our other earlier stage pipeline programs.

We thank our employees for their tireless efforts in driving Protalix forward and building on our scientific foundation. We also thank our Board of Directors for their valuable support and guidance in shaping the company’s operations and direction. Chiesi deserves our gratitude for their professionalism and the close collaboration we enjoy. Finally, we would like to thank you, our shareholders, for your continued support and look forward to sharing our future successes with you.

Sincerely,

Dror Bashan, President & Chief Executive Officer

About Protalix BioTherapeutics, Inc.

Protalix is a biopharmaceutical company focused on the development and commercialization of recombinant therapeutic proteins expressed through its proprietary plant cell-based expression system, ProCellEx. Protalix was the first company to gain U.S. Food and Drug

Administration (FDA) approval of a protein produced through plant cell-based in suspension expression system. Protalix’s unique expression system represents a new method for developing recombinant proteins in an industrial-scale manner.

Protalix’s first product manufactured by ProCellEx, taliglucerase alfa, was approved by the FDA in May 2012 and, subsequently, by the regulatory authorities of other countries. Protalix has licensed to Pfizer Inc. the worldwide development and commercialization rights for taliglucerase alfa, excluding Brazil, where Protalix retains full rights.

Protalix’s development pipeline consists of proprietary versions of recombinant therapeutic proteins that target established pharmaceutical markets, including the following product candidates: pegunigalsidase alfa, a modified stabilized version of the recombinant human α-Galactosidase-A protein for the treatment of Fabry disease; alidornase alfa or PRX-110, for the treatment of various human respiratory diseases or conditions; PRX-115, a plant cell-expressed recombinant PEGylated uricase for the treatment of severe gout; PRX-119, a plant cell-expressed long action DNase I for the treatment of NETs-related diseases; and others. Protalix has partnered with Chiesi Farmaceutici S.p.A., both in the United States and outside the United States, for the development and commercialization of pegunigalsidase alfa.

Forward-Looking Statements

To the extent that statements in this press release are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. The terms “expect,” “anticipate,” “believe,” “estimate,” “project,” “may,” “plan,” “will,” “would,” “should” and “intend,” and other words or phrases of similar import are intended to identify forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. These statements are based on our current beliefs and expectations as to such future outcomes. Drug discovery and development involve a high degree of risk and the final results of a clinical trial may be different than the preliminary findings for the clinical trial. Factors that might cause material differences include, among others: that the FDA might not grant marketing approval for PRX-102 by the PDUFA date or at all and, if approved, whether PRX-102 will may have significant limitations on its use; risks related to the timing, progress and likelihood of final approval by the FDA and European Medicines Agency (EMA) of the resubmitted Biologics License Application (BLA) and of a Marketing Authorization Application, respectively; risks related to the commercial success of PRX-102, and of our other product and product candidates, if approved; the likelihood that the FDA, EMA or other applicable health regulatory authorities will approve an alternative dosing regimen; failure or delay in the commencement or completion of our preclinical studies and clinical trials, which may be caused by several factors, including: slower than expected rates of patient recruitment; unforeseen safety issues; determination of dosing issues; lack of effectiveness during clinical trials; inability to satisfactorily demonstrate non-inferiority to approved therapies; inability or unwillingness of medical investigators and institutional review boards to follow our clinical protocols; and inability to monitor patients adequately during or after treatment; delays in the approval or potential rejection of any applications we file with the FDA, EMA or other health regulatory authorities for our other product candidates, and other risks relating to the review process; risks associated with the novel coronavirus disease, or COVID-19, outbreak, which may adversely impact our business, preclinical studies and clinical trials; risks related to any transactions we may effect in the public or private equity markets to raise capital to finance future research and development activities, general and administrative expenses and working capital; the risk that the results of the clinical trials of our product candidates will not support the applicable claims of safety or efficacy, or that our product candidates will not have the desired effects or will be associated with undesirable side effects or other unexpected characteristics; risks related to our ability to maintain and manage our relationship with our collaborators, distributors or partners; risks related to the amount and sufficiency of our cash, cash equivalents and short-term deposits; risks relating to our ability to make scheduled payments of the principal of, to pay interest on or to refinance our outstanding notes or any other indebtedness; our dependence on performance by third party providers of services and supplies, including without limitation, clinical trial services; delays in our preparation and filing of applications for regulatory approval; the inherent risks and uncertainties in developing drug platforms and products of the type we are developing; the impact of development of competing therapies and/or technologies by other companies and institutions; potential product liability risks, and risks of securing adequate levels of product liability and other necessary insurance coverage; and other factors described in our filings with the U.S. Securities and Exchange Commission. The statements in this press release are valid only as of the date hereof and we disclaim any obligation to update this information, except as may be required by law.

Investor Contact

Chuck Padala, Managing Director

LifeSci Advisors

646-627-8390

chuck@lifesciadvisors.com

Source: Protalix BioTherapeutics, Inc.

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